                                                      Registration No. 333-_____

     As filed with the Securities and Exchange Commission on March 15, 2002

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                 ----------------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                 ----------------------------------------------

                               MADGE NETWORKS N.V.
             (Exact Name of Registrant as Specified in Its Charter)

                 ----------------------------------------------


               THE NETHERLANDS                                      N/A
      (State or Other Jurisdiction of                          (IRS Employer
       Incorporation or Organization)                        Identification No.)


       TRANSPOLIS SCHIPHOL AIRPORT, POLARIS AVENUE 23, 2132 JH HOOFDDORP,
                                THE NETHERLANDS
          (Address of Principal Executive Offices, Including Zip Code)



                      MADGE NETWORKS N.V. 1993 STOCK PLAN
                 (AS AMENDED MARCH 26, 1999 & DECEMBER 1, 2000)

                     MADGE NETWORKS N.V. 1993 EMPLOYEE STOCK
                          PURCHASE PLAN (OCTOBER 2001)
                            (Full Title of the Plan)

                                  GILES JACKSON
                         MADGE.WEB INC. - NY DATACENTER
                             ONE STATE STREET PLAZA
                            NEW YORK, NEW YORK 10004
                                 (212) 709 1000
            (Name, Address and Telephone Number, Including Area Code,
                              OF AGENT FOR SERVICE)

                                    Copy to:
                              NILENE R. EVANS, ESQ.
                             MORRISON & FOERSTER LLP
                           1290 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10104
               --------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                        Proposed                Proposed
  Title Of Each Class Of           Amount                Maximum                 Maximum           Amount Of
     Securities To Be               To Be             Offering Price       Aggregate Offering     Registration
        Registered               Registered             Per Share                 Price                Fee
--------------------------- -------------------- ----------------------- ---------------------- -----------------
Common Shares, par value
Euro 0.45 per share              7,000,000         Euro 0.56 per share          $3,920,000            $360.64
=================================================================================================================

(1) Pursuant to Rule 457(c) and 457(h)(1) of the Securities Act of 1933, as amended, the maximum aggregate offering price is calculated as the product of the 7,000,000 unregistered shares under the plan and the average of the high and low prices for the Registrant's common shares as quoted on the Nasdaq National Market on March 13, 2002. This number is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note: Pursuant to Generation Instruction E. to Form S-8, the contents of the Registrant's earlier registration statements on Form S-8 filed on October 22, 1993, October 7, 1994, November 27, 1995, January 6, 1997, December 22, 1998 and May 28, 1999 (File Nos. 33-70684, 33-84768, 33-99830,
333-6252, 333-9772 and 333-10406, respectively) are hereby incorporated by reference. This registration statement is being filed to register an additional 6,500,000 shares approved for issuance under the Registrant's 1993 Stock Plan and an additional 500,000 shares approved for issuance under the Registrant's 1993 Employee Stock Purchase Plan.

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant, Madge Networks N.V., a corporation organized under the laws of The Netherlands (the "Registrant"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement.

         (a) Annual Report on Form 20-F, filed with the Commission on July 12, 2001;

         (b) Report on Form 6-K attaching a press release with respect to a Nasdaq Staff Determination, filed with the Commission on September 4, 2001;

         (c) Report on Form 6-K attaching the Notice and Proxy Statement for the Special General Meeting of Shareholders held October 10, 2001, filed with the Commission on September 12, 2001;

         (d) Quarterly Report on Form 6-K filed with the Commission on October 30, 2001; and

         (e) Quarterly Report on Form 6-K filed with the Commission on December 27, 2001.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1 Articles of Association of the Registrant dated November 22, 2001 (English translation).

         4.2 Madge Networks N.V. 1993 Stock Plan (as amended March 26, 1999 and December 31, 2000).

         4.3      Madge Networks N.V. 1993 Employee Stock Purchase Plan (October
                  2001).

         5.1      Opinion of Houthoff Buruma.

         23.1     Consent of Houthoff Buruma (contained in Exhibit 5.1 hereto).

         23.2     Consent of Ernst & Young LLP.

         24.1     Power of Attorney (included in signature pages hereto).

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act, that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at such time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 13, 2002.

                                         MADGE NETWORKS N.V.

                                         By: /s/ Martin M. Malina
                                             -----------------------------------
                                             Martin M. Malina
                                             Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Martin M. Malina, Christopher Semprini and Kirstie Hallgate, severally, such person's true and lawful attorneys-in-fact, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this registration statement and to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AS OF MARCH 13, 2002.

            NAME AND SIGNATURES                               TITLE
            -------------------                               -----
 /s/ Martin M. Malina                               Chief Executive Officer
---------------------------------------------        and Managing Director
              MARTIN M. MALINA                     (Principal Executive Officer)


 /s/ Christopher Semprini
---------------------------------------------         Chief Financial Officer
            CHRISTOPHER SEMPRINI                  (Principal Financial Officer)


 /s/ Michael D. Fischer
---------------------------------------------         Supervisory Director
             MICHAEL D. FISCHER


 /s/ Alex Vieux
---------------------------------------------         Supervisory Director
                 ALEX VIEUX


 /s/ Robert H. Madge
---------------------------------------------            Chairman and
               ROBERT H. MADGE                   Designated Supervisory Director


 /s/ Giles Jackson
---------------------------------------------      Authorized Representative
                GILES JACKSON                         in the United States

EXHIBIT INDEX

         4.1 Articles of Association of the Registrant dated November 22, 2001 (English translation).

         4.2 Madge Networks N.V. 1993 Stock Plan (as amended March 26, 1999 and December 31, 2000).

         4.3      Madge Networks N.V. 1993 Employee Stock Purchase Plan (October
                  2001).

         5.1      Opinion of Houthoff Buruma.

         23.1     Consent of Houthoff Buruma (contained in Exhibit 5.1 hereto).

         23.2     Consent of Ernst & Young LLP.

         24.1     Power of Attorney (included in signature pages hereto).

The undersigned officer of Madge Networks N.V. hereby represents that attached hereto is an English translation of the Articles of Association of Madge Networks N.V. in force as of November 22, 2001, which translation is a fair and accurate English translation thereof. Differences may occur in translation, and if so the Dutch text will by law govern



By: /s/ Martin M. Malina
    -----------------------
Martin M. Malina
Chief Executive Officer